Exhibit 99.1

Tripath Technology Inc.

Reports First Quarter 2003 Financial Results

Announced Design Wins with Marantz and Denon and

Availability of TC6000 6-Channel Digital Input Controller

SAN JOSE, Calif., May 15, 2003—Tripath Technology Inc. (Nasdaq: TRPH) creators of Digital Power Processing (DPP®) and Class-T advanced 1-bit Digital Amplifiers, today reported financial results for its first quarter of fiscal year 2003.

Revenues for the first quarter ended March 31, 2003 were $3.0 million, a 3 percent increase over revenues of  $2.9 million for the fourth quarter of fiscal year 2002 and a decrease of 35 percent from revenues of $4.6 million for the first quarter of fiscal year 2002.

The net loss applicable to the common stockholders for the first quarter was $2.5 million or $(0.06) per share, compared to a net loss of $2.9 million, or $(0.07) per share, for the fourth quarter of fiscal year 2002, and a net loss of $24.3 million, or $(0.78) per share, for the first quarter of fiscal year 2002.

According to Dr. Adya Tripathi, Chairman, President and CEO, “Despite modest revenue growth of 3 percent during the first quarter of 2003, we were able to improve our gross margins from 23 percent in the fourth quarter of 2002 to 25 percent in the first quarter of 2003.  During the past year, we believe that we took the necessary steps to reduce our operating expenses and inventories while improving our overall gross profit margins and conserving our cash. We are continuing to see the benefits of our manufacturing cost and operating expense reductions.”

Dr. Tripathi also added, “Recently we announced major design wins with Samsung, for their Flat Panel TVs, and Alcatel, for their 24-channel DSL line card for use in their central office DSLAM equipment, and we remain optimistic with these design wins that business conditions will improve during the second half of this calendar year.  As we mentioned last quarter, we are continuing to explore various opportunities with a number of companies which may include investments in Tripath.”

Highlights For the First Quarter Include:

Design Wins and New Products Announcements:

•                  Announced design win in Marantz’s new DA04 professional amplifier.

•                  Announced design win in Denon’s new DSW-7L sub-woofer.

•                  Announced availability of TC 6000 6-channel digital input controller.

Financial:

•                  Achieved 3% growth over Q4 2002.

•                  Gross margins improved from 23% to 25%.

•                  Operating expenses reduced from $5.4 million (Q1-02) to $3.2 million (Q1-03).

•                  Inventories reduced from $5.2 million (December) to $4.1 million (March).

•                  Reduced cash burn rate from $3.1 million in Q4 to $1.4 million in Q1.

•                  $9.2 million cash on hand at March 31, 2003.

First Quarter Conference Call

Tripath Technology will hold a conference call to discuss the financial results for the first quarter of fiscal year 2003 at 2:15 PM (PDT), or 5:15 PM (EDT). Investors and other interested parties are invited to participate in the call by dialing (800) 895-6041 (Domestic) and (706) 679-5417 (International) and entering the pass code #593534 at least 10 minutes prior to the start of the call. Additionally, investors may take advantage of a live web cast of the call available through the investor relations’ section of the company’s website at www.tripath.com or via CCBN at www.companyboardroom.com. No password is necessary to activate the live Web-cast.

The conference call replay will be available on the investor relations’ section of the company’s website at www.tripath.com after 7:15 PM (EDT) on May 15, 2003, and will remain available until the release of the company’s second quarter financial results.  The replay number is (800) 642-1687 (Domestic) and (706) 645-9260 (International). The access number for both the live conference call and replay will be #593534.  For further information, including this press release and the company’s Current Report on Form 8-K, and any non-GAAP financial measures that may be discussed on the Web-cast as well as the most directly comparable GAAP financial measures and a reconciliation of the differences between the GAAP and non-GAAP financial measures in the Form 8-K, and any other material financial and other statistical information contained in the Web-cast, please visit the investor relations’ section of the company’s website at www.tripath.com.

About Tripath Technology Inc.

Based in San Jose, California, Tripath Technology Inc. is a fabless semiconductor company that focuses on providing highly efficient power amplification to the consumer electronics and communications markets. Tripath owns the patented technology called Digital Power Processing (DPP®) technology, which combines modern advances in digital signal processing and power processing. Tripath’s current customers include consumer electronic and computer companies, such as Aiwa, Apple Computer, Denon, Hitachi, Motorola, Onkyo, Samsung, Sharp and Sony, as well as DSL communications equipment providers, such as Alcatel, who use Tripath’s power efficient line drivers for central office applications. For more information please visit the company’s website at www.tripath.com

Safe Harbor Statement

This news release includes “forward-looking statements” that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as “believes,” “anticipates,” “plans,” “expects,” “will,” “would,” “guidance,” “projects” and similar expressions. There are a number of important factors that could cause the results of Tripath to differ materially from those indicated by these forward-looking statements, including, among others, pricing of silicon wafers; the availability of foundry and assembly capacity and raw materials; manufacturing yields of Tripath’s third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; Tripath’s inability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; quarterly fluctuations in Tripath’s revenues or other operating results; failure by Tripath to meet financial expectations of analysts and investors, including failure resulting from significant reductions in demand from earlier anticipated levels; risks related to market acceptance of Tripath’s products; and the availability and pricing of competing products and technologies.  Further information on potential factors that could affect Tripath’s financial results are included in risks detailed from time to time in Tripath’s filings with the Securities and Exchange Commission, including without limitation Tripath’s Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Tripath expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking or other statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Tripath and the Tripath logo are registered trademarks of Tripath Technology Inc.

Contact:

David P. Eichler

Chief Financial Officer and Vice President Of Finance

Tripath Technology Inc.

2560 Orchard Parkway

San Jose, CA 95131

Phone: (408) 750-6801

deichler@tripath.com

TRIPATH TECHNOLOGY INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31 2003	December 31 2002
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$9,232	$10,598
Accounts receivable, net	1,232	1,471
Inventories	4,240	5,252
Prepaid expenses and other current assets	108	706

Total current assets	14,812	18,027

Property and equipment, net	2,167	2,474
Other assets	72	184

Total assets	$17,051	$20,685

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,289	$2,395
Current portion of capital lease obligations	250	225
Accrued expenses	872	1,070
Deferred distributor revenue	672	626

Total current liabilities	3,083	4,316

Long term liabilities	1,038	933

Total liabilities	4,121	5,249

Stockholders’ equity:
Common stock	41	41
Additional paid-in capital	187,754	187,835
Deferred stock-based compensation	(39)	(91
Accumulated deficit	(174,826)	(172,349

Total stockholders’ equity	12,930	15,436

Total liabilities and stockholders’ equity	$17,051	$20,685

TRIPATH TECHNOLOGY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31 2003	December 31 2002	March 31 2002

Revenue	$2,952	$2,902	$4,555
Cost of revenue	2,207	2,245	8,554
Gross profit (loss)	745	657	(3,999)

Operating expenses:
Research and development	1,978	2,238	3,549
Selling, general and administrative	1,246	1,311	1,807
Total operating expenses	3,224	3,549	5,356

Loss from operations	(2,479)	(2,892)	(9,355)
Net interest income	2	38	48
Net loss	(2,477)	(2,854)	(9,307)
Accretion on preferred stock	—	—	(14,952)
Net loss applicable to common stockholders	$(2,477)	$(2,854)	$(24,259)

Basic and diluted net loss per share applicable to common stockholders	$(0.06)	$(0.07)	$(0.78)

Number of shares used to compute basic and diluted net loss per share applicable to common stockholders	41,352	41,327	31,193

Stock-based compensation attributable to individuals that worked in the following functions is as follows:

	Three Months Ended
	March 31 2003	December 31 2002	March 31 2002

Manufacturing (cost of revenue)	$2	$(2)	$13
Research and development	17	28	212
Selling, general and administrative	(55)	(9)	122
Total stock-based compensation	$(36)	$17	$347